Exhibit 10.7
JOINT OPERATING AGREEMENT
SAWN LAKE AREA, ALBERTA

THIS AGREEMENT made as of December 9, 2004.

AMONG:
Deep Well Oil & Gas, Inc., a body corporate, having an office at the City of Calgary, in the Province of Alberta (herein referred to as “DWOG”)

OF THE FIRST PART

- and -

1132559 ALBERTA LTD. a body corporate, having an office at the City of Calgary, in the Province of Alberta (herein referred to as “1132559 ALBERTA”)

OF THE SECOND PART

WHEREAS 1132559 ALBERTA acquired on November 10, 2004 from Maxen Petroleum Inc. certain interests in the Joint Lands;

AND WHEREAS the parties wish to provide for the manner of conducting operations on the Joint Lands.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual premises and of the covenants contained herein, the parties agree each with the other as follows:

1.	INTERPRETATION

(a)	In this Agreement, unless the context otherwise requires, the definitions contained in clause 101 of the Operating Procedure shall apply, and:

	(i)	“Assignment Procedure” means the 1993 CAPL Assignment Procedure as completed and attached as Schedule “C”;

	(ii)	“Effective Date” means December 9, 2004;

(iii)
“Joint Lands” means the lands described in Schedule “A” hereto, including where the context requires the petroleum substances within, upon or under such lands, or any interest or interests in such lands from time to time remaining subject to this Agreement;

	(iv)	“Operating Procedure” means the Operating Procedure as completed and attached as Schedule “B”, together with the Accounting Procedure as completed and annexed thereto as Exhibit “A”

	(v)	“Operator” initially means Deep Well Oil & Gas, Inc., appointed as such in Clause 5 of this Agreement;

	(vi)	“Participating Interest” means the percentage interest of a party set forth in Clause 4 of this Agreement;

(vii)
“Title Document” means the document of title set forth and described in Schedule “A” hereto and any renewal, extension or replacement thereof, including any leases selected from a license or reservation, insofar as they relate in each case to the Joint Lands; and

(b)	The headings of the clauses of this Agreement and the Schedules are inserted for convenience of reference only and shall not affect the meaning or construction thereof.

(c)
Whenever the singular or masculine or neuter is used in this Agreement or the Schedules, the same shall be construed as meaning plural or feminine or body politic or corporate and vice versa as the context requires.

(d)
In the event of any conflict or inconsistency between the provisions of this Agreement and those of any Schedule, the provisions of this Agreement shall prevail. If any term or condition of this Agreement conflicts with a term or condition of any Title Document, then such term or condition of such Title Document shall prevail and this Agreement shall be deemed to be amended accordingly with respect to such Title Document.

2.	SCHEDULES

The following Schedules are attached to and are incorporated into this Agreement:

(a)	Schedule “A” which sets forth and describes the Joint Lands and the Title Document;

(b)	Schedule “B” which is the Operating Procedure together with the Accounting Procedure annexed thereto as Exhibit “A”; and

(c)	Schedule “C” which is the Assignment Procedure.

3.	TITLE

No party warrants title to its Participating Interest in the Title Document or the Joint Lands but each party covenants that it has complied with the terms of the Title Document to the extent necessary to keep it in full force and effect, has good right, full power and authority to enter into this Agreement and represents that it has not as of the Effective Date of this Agreement received any notice of default in respect of any Title Document.

4.	PARTICIPATING INTERESTS

Except as otherwise provided in the Operating Procedure, the parties shall bear all costs and expenses paid or incurred under this Agreement and the Operating Procedure and shall own the Title Document the Joint Lands, all wells thereon and information obtained therefrom and the equipment pertaining thereto and the petroleum substances produced therefrom in accordance with the following respective Participating Interests:

Deep Well Oil & Gas, Inc.	80%
1132559 Alberta Ltd.	10%
Maxen Petroleum Inc.	10%

5.	APPOINTMENT OF OPERATOR

Deep Well Oil & Gas, Inc. is hereby appointed initial Operator and shall be responsible for the operation and development of the Joint Lands for the joint account and, subject to the terms and provisions of this Agreement and the Operating Procedure, shall have the sole and exclusive control and management of all operations conducted pursuant to this Agreement. Deep Well Oil & Gas, Inc. hereby accepts such appointment as Operator. The Operator shall account for the Goods and Services Tax (Canada), pursuant to Subsection 273 (1) of the Excise Tax Act, on all purchases and sales occurring on the Joint Lands.

6.	OPERATING PROCEDURE

The parties agree that the Operating Procedure as amended by this Agreement governs the relationship of the parties hereto and applies to all operations conducted in respect of the exploration, development and maintenance of the Joint Lands for the production of petroleum substances.

7.	INFORMATION TO JOINT-OPERATOR

In addition to the information and data required to be provided to the Joint-Operator by the Operator pursuant to the Operating Procedure, the Operator, upon any well reaching total depth, shall supply the Joint-Operator with two (2) copies of a geological (factual) report containing:

(a)	final summary of survey log formation tops;

(b)	detailed drillstem test data, if applicable;

(c)	lithologic core and sample report, if applicable; and

(d)	core, water, gas or oil analyses, if applicable.

8.	ENCUMBRANCES ON INTEREST

If the interest of any party in the Joint Lands is now or hereafter shall become encumbered by any security interest or by any royalty, production payment or other charge of a similar nature, other than the royalties set forth under the terms of the Title Document covering such lands or any compensatory royalty payments, then such security interest, additional royalty, production payment or charge shall be charged to and paid entirely by the party whose interest is or becomes thus encumbered. Any such encumbrance hereafter made or granted by a party shall be expressly made subject to the rights of the other parties hereunder. In no event shall a party hereto acquiring an interest in such lands by virtue of the operation of any provision of the body of this Agreement of the Operating Procedure (except Article XXIV of the Operating Procedure, where applicable) ever be required to assume any part of such interest, royalty, payment or charge.

9.	NEW ROYALTY APPLICATIONS

If any well on the Joint Lands is completed for the taking of production the Operator shall be responsible for making timely application, on behalf of the parties, pursuant to the Regulations, for new royalty status on any petroleum substances and for any royalty holiday or abatement that may be applicable to operations hereunder.

10.	INCENTIVE ASSISTANCE PROGRAM

Incentives of any kind which are generated by operations on the Joint Lands by the parties shall be allocated and shared in accordance with each party’s participation in such operation.

11.	CONFIDENTIAL INFORMATION

Notwithstanding the Operating Procedure, a party may release information obtained in the course of or as a result of operations on the Joint Lands to an industry scouting association in which the party is a participant, or to a lawful governmental authority to the extent required by law, or to a stock exchange on which a party’s shares are listed or traded to the extent required by the rules of such exchange.

12.	TERM OF AGREEMENT

This Agreement is effective from the Effective Date and shall continue for the life of any Title Document in which the parties hold their interest as provided herein and any extensions or renewals of such Title Document whether by production or otherwise and until final settlement of accounts has been made among the parties.

13.	ENTIRE AGREEMENT

The terms of this Agreement express and constitute the entire Agreement among the parties. No implied covenant or liability is created or shall arise by reason of this Agreement or anything herein contained.

14.	COVENANTS RUN WITH THE LAND

All terms and provisions of this Agreement shall run with and be binding upon the Joint Lands during the term hereof.

15.	ENUREMENT

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

16.	LAWS OF ALBERTA

The Parties agree that this Agreement shall for all purposes be construed and interpreted according to the laws of the Province of Alberta, and that the courts having jurisdiction with respect to matters relating to this Agreement shall be the courts of said Province, to the jurisdiction of which courts the parties by their execution of this Agreement do hereby submit.

17.	COUNTERPART EXECUTION

This Agreement may be executed by the parties in counterpart and when each party has executed a counterpart, all counterparts taken together shall constitute one agreement.

IN WITNESS WHEREOF The parties hereto have executed this Agreement as of the day and year first above written.

DEEP WELL OIL & GAS, INC.

By:	/s/ Steven Gawne

Per: Steven Gawne, Director, President, CEO

1132559 ALBERTA LTD.

By:	/s/ William Tighe

Per: Wm Tighe, Director, President

This is page 1 of 1 execution page attached to and forming part of a Joint Operating Agreement dated as of December 9, 2004 among DEEP WELL OIL & GAS, INC. and 1132559 ALBERTA LTD.

SCHEDULE “A”

This is Schedule “A” attached to and forming part of a Joint Operating Agreement dated as of December 9, 2004 among DEEP WELL OIL & GAS, INC. and 1132559 ALBERTA LTD.

THE JOINT LANDS

Oil Sands Development Lease 7404080870 is described as follows:
Township 92, Range 12 W5M: Sections 15, 16, 17, 18, 19, 20, 21, 28, 29, 30, 31, 32, 33
Oil Sands (Top of the Peace River to Base of the Pekisko) 100%
Covering 3328 hectares

Oil Sands Development Lease 7404080871 is described as follows:
Township 92, Range 12 W5M: Sections 22, 26, 27, 34, 35, 36
Oil Sands (Top of the Peace River to Base of the Pekisko) 100%
Covering 1536 hectares

Oil Sands Development Lease 7404080872 is described as follows:
Township 92, Range 13 W5M: Sections 25, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35, 36
Oil Sands (Top of the Peace River to Base of the Pekisko) 100%
Covering 3072 hectares

TITLE DOCUMENTS

Crown Agreement Title # 7404080870
Fifteen year term commencing August 19, 2004.

Crown Agreement Title # 7404080871
Fifteen year term commencing August 19, 2004.

Crown Agreement Title # 7404080872
Fifteen year term commencing August 19, 2004.

ENCUMBRANCES
Crown Royalty payable to the Province of Alberta
A six and one half (6.5%) Gross Overriding Royalty (GOR) payable to Nearshore Petroleum Corporation

SCHEDULE “B”

This is a Summary Schedule “B” attached to and forming part of a Joint Operating Agreement dated as of December 9, 2004 among DEEP WELL OIL & GAS, INC. and 1132559 ALBERTA LTD.

1990 CAPL OPERATING AGREEMENT

CLAUSE 311 - Insurance Election:	A___	B ☒

CLAUSE 604 - Marketing Fee:	A ☒	B ___

CLAUSE 903 - Casing Point Election:	A ☒	B ___

CLAUSE 1007 - Penalty for Independent Operations:

1) Development 400%

2) Exploratory 500%

CLAUSE 1010 (iv) - Well Preserving Title:  180 Days

CLAUSE 2201 - Notice of Service:

DEEP WELL OIL & GAS, INC.
Suite 2600 Sun Life Plaza
144 - 4th Avenue S.W.
Calgary, Alberta
T2P 3N4
Attention: Manager. Land Administration
Fax: (403) 232-1464

1132559 ALBERTA LTD.
XXXX XXXX N.W.
Calgary, Alberta
T2S 3E7
Attention: Manager. Land Administration
Fax: (403) XXX-XXXX

CLAUSE 2401 - Disposition of Interests:	A ☒	B ___

CLAUSE 2404 - Recognition upon Assignment	A ☒	B ___

PASC ACCOUNTING PROCEDURE - 1988

CLAUSE 105 (a) Operating Advances: 10%

CLAUSE 109 - Asset Records: replace with The Operator shall maintain detailed asset records of Controllable Material and other tangible assets as it may deem necessary to prevent the potential loss or under utilization of assets.

CLAUSE 110 - Approvals: 2 or more parties, 75%

CLAUSE 202 - Labour
b)            (1) shall not be be chargeable.
(2) shall not be chargeable.

CLAUSE 203 - Employee Benefits: (b) Non-compulsory 25%

CLAUSE 217 - Warehouse Handling:
(1) 2.5%, $5,000
(2) 5%.

CLAUSE 302
a) For each Exploration Project
1. 5% of the first $ 50,000.00
2. 3% of the next $ 100,000.00
3. 1% of the cost exceeding the sum of (1) and (2).

b) For each Drilling Well
1. 3 % of the first $ 50,000.00
2. 2% of the next $ 100,000.00
3. 1% of the cost exceeding the sum of (1) and (2).

c) For each Construction Project:
1. 5% of the first $ 50,000.00
2. 3% of the next $ 100,000.00
3. 1% of the cost exceeding the sum of (1) and (2).

d) For Operating and Maintenance, per month:
1. n/a of the Cost of Operation and Maintenance of the Joint Property; and
2. $250 per producing well per month.
3. n/a flat rate...
Rates in sub clauses d(2) and d(3) will not be adjusted

Article IV Pricing of Joint Material Purchases, Transfers and Dispositions: $ 35,000

CLAUSE 501 - Periodic Inventory: at its discretion but not less than five (5) year intervals.

FEDERAL GOODS AND SERVICES TAX (GST) ELECTION

,Each party authorizes the Operator to make the election jointly and account for GST under subsection 273(1) of the Excise Act.

SCHEDULE “C”

This is a Summary Schedule “C” attached to and forming part of a Joint Operating
Agreement dated as of December 9, 2004 among DEEP WELL OIL & GAS, INC. and 1132559 ALBERTA LTD.

ASSIGNMENT PROCEDURE CAPL - -1993

Attached to and forming part of the Agreement dated March 29, 2004
BETWEEN(AMONG)

DEEP WELL OIL & GAS, INC.

and

1132559 ALBERTA LTD.

ARTICLE I

DEFINITIONS

1.01	In this Assignment Procedure, the following terms, when capitalized, - shall have the meaning assigned to each below:

(a)
“Affiliate” - for the purposes of this Assignment Procedure, means a corporation or partnership that is affiliated with the party in respect of which the expression is being applied, and, for the purpose of this definition a corporation or partnership is affiliated with another corporation or partnership if it directly or indirectly controls or is controlled by that other corporation or partnership, and for the purpose of determining whether a corporation or partnership is so controlled, it shall be deemed that:

(i)
a corporation is directly controlled by another corporation or partnership if the shares of the corporation to which are attached more than 50% of the votes that may be cast to elect directors of the corporation are beneficially owned by that other corporation or partnership and the votes attached to those shares are sufficient, it exercised, to elect a majority of the directors of the corporation;

(ii) a partnership is directly controlled by a corporation or other partnership if that corporation or partnership beneficially owns more than a 50% interest in the partnership;

(iii) a corporation or partnership is indirectly controlled by another corporation or partnership if control, as defined above, is exercised through one or more other corporations or partnerships.

Where two or more corporations or partnerships are affiliated at the same time with the same corporation or partnership, they shall be deemed to be Affiliates of each other.

(b)	“Agreement” - means the agreement to which this Assignment Procedure is attached and made a part.

(c)
“Assigned Interest” - means the interest in the Agreement which is the subject of an assignment and which is specified in a Notice of Assignment, but shall not include rights of the Assignor as operator.

(d)	“Assignee” - means the entity named in a Notice of Assignment as the Assignee.

(e)	“Assignment and Novation Agreement” - means an agreement by all parties to the Agreement and a party to whom an interest in the Agreement has been assigned where:

(i) the assignee assumes the duties and obligations of the assignor for the Assigned Interest; and

(ii) the assignor is released from its duties for the Assigned Interest; and

(iii) the assignee is substituted as a party to the Agreement in the place of the assignor to the extent of the Assigned Interest.

(f)	“Assignor” - means the party to the Agreement named in a Notice of Assignment as the Assignor.

(g)	“Binding Date” - means the first day of the second calendar month following the month in which the Notice of Assignment is served in accordance with Article IV below.

(h)	“Notice of Assignment” - means a ‘notice in the form entitled Notice of Assignment attached hereto as Appendix A.

(i)	“Third Party” - means the parties to the Agreement who are not the Assignor.

(j)	“Transfer Date” - means the effective date of the transfer of the Assigned Interest, as specified in the Notice of Assignment.

1.02	In this Assignment Procedure, when a numbered clause or Article is referred to, that clause or Article is of this Assignment Procedure.

ARTICLE II
APPLICATION, CONDITIONS AND FORM OF NOTICE

2.01(a) A Notice of Assignment issued in accordance with this Assignment Procedure shall be used in place of an Assignment and Novation Agreement for assignments where the Agreement:
(i)	requires parties to use; or

(ii)	entitles parties to request; or

(iii)	is silent as to the right of any party to request;

an Assignment and Novation Agreement.

(b)	The Notice of Assignment shall be in the form indicated in Appendix A and shall be executed by the Assignor and the Assignee.

2.02	If there is a conflict between the Assignment Procedure and the provisions of the Agreement, the Assignment Procedure shall prevail.

2.03
If the Agreement requires each Third Party’s consent to an assignment but does not specify a time within which each Third Party shall respond or shall be deemed to have responded, then consent of each Third Party to an assignment shall be deemed if it fails to reply within 20 days of receipt of a written request for consent.

2.04(a)	If the Agreement is silent regarding rights of first refusal or consent from Third Party which relates to an Assigned Interest, then Assignor shall, by notice pursuant to Article IV:

	(i)	advise Third Party of:

		a.	its intention to make the disposition;

		b.	a description of the Assigned Interest; and

		c.	the identity of the proposed Assignee, and

	(ii)	request Third Party’s written consent to such disposition, which consent shall not be unreasonably withheld.

Consent of each Third Party shall be deemed if it fails to reply to Assignor within 20 days of receipt of the written request for consent.

(b) Clause 2.04 (a) shall not apply in the following instances, namely:

(i)
an assignment made by way of security for present or future indebtedness, or liabilities (whether contingent, direct or indirect and whether financial or otherwise), the issuance of the bonds or debentures of a corporation. of the performance of the obligations of a guarantor under a guarantee, provided that in the event the security is enforced by a sale or foreclosure. Clause 2.04 (a) shall apply; or

(ii)
an assignment to an Affiliate, or in consequence of a merger or amalgamation with another corporation or pursuant to an assignment made by a party of its entire interest in the Agreement to a corporation in return for shares in that corporation or to a registered partnership in return for an interest in that partnership; or

	(iii)	an assignment is required within the terms of the Agreement (such as, but not limited to, abandonment, forfeiture or surrender).

2.05	An assignment of an Assigned Interest shall (subject to Clause 2.06) be effective against Third Party on the Binding Date if:

(a)
all prohibitions, limitations or conditions (such as, but not limited to, a right of first refusal or a requirement for prior consent from Third Party) applying to the Assigned Interest have been complied with and satisfied pursuant to the Agreement, or waived by Third Party, including, if applicable, compliance with Clauses 2.03 and 2.04; and

(b)	following compliance with Clause 2.05(a), a Notice of Assignment is served on Third Party in accordance with Article IV.

2.06(a)
A Third Party who objects to the Notice of Assignment on the basis of a failure to comply with Clause 2.05 may, prior to the Binding Date, notify (pursuant to Article IV) Assignor and Third Party of its objections.

(b)	If a notice of objection is served pursuant to Clause 2.06(a), the Notice of Assignment to which the notice of objection relates will be of no effect.

(c)
If a Third Party does not object pursuant to Clause 2.06(a), the Notice of Assignment will be effective for purposes of Article 11\, but each Third Party will retain all other rights or remedies arising as a consequence of the failure of Assignor to comply with Clause 2.05, including (without limitation), rights to seek damages for breach of the Agreement and rights to seek specific performance of a right of first refusal.

ARTICLE III

ASSIGNMENT, ASSUMPTION AND DISCHARGE BY NOTICE

3.01	If a Notice of Assignment has become effective in accordance with Clauses 2.05 or 2.06, then Assignor, Assignee and Third Party shall have agreed that:

(a)
Subject to Clause 3.01 (d), Assignor and Assignee shall have acknowledged and represented that the Assignor has transferred, assigned and conveyed the Assigned Interest to Assignee as of the transfer Date.

(b)	Subject to Clause 3.01(d), Assignee shall replace Assignor as a party to the Agreement with respect to the Assigned Interest on and after the Transfer Date.

(c)	Only insofar as Third Party is concerned, notwithstanding the terms and provisions in the “Transfer Agreement” referenced in the Notice of Assignment:

(i) Subject to Clause 3.01 (d), Assignee shall assume and be bound by, observe and perform all terms, obligations and provisions in the Agreement with regard to the Assigned Interest at all times on or after the Transfer Date; and

(ii) Assignor shall retain and be entitled to all rights, benefits and privileges under the Agreement with respect to the Assigned Interest at all times prior to the Transfer Date; and

(iii)
Subject to Clause 3.01 (d), Assignee shall assume and be entitled to all rights, benefits and privileges under the Agreement with respect to the Assigned Interest at all times on and after the Transfer Date.

(d)
In all matters relating to the Assigned Interest subsequent to the Transfer Date and prior to the Binding Date, Assignor acts as trustee for and duly authorized agent of Assignee, and Assignee, for the benefit of Third Party, ratifies, adopts and confirms all acts or omissions of the Assignor in such capacity as trustee and agent. Third Party agrees to recognize and accept Assignor as trustee and agent for Assignee.

(e)	On and after the Transfer Date, Third Party:

(i)
releases and discharges Assignor from the observance and performance of all terms and covenants of the Agreement and all obligations and liabilities which arise or occur on or after the Transfer Date under the Agreement with respect to the Assigned Interest; and

(ii) does not release and discharge Assignor from any obligation or liability which had arisen or accrued prior to the Transfer Date or which does not relate to the Assigned Interest.

(f)	Subject to the terms and provisions of the “Transfer Agreement” referenced in the Notice of Assignment, Assignee on and after the Transfer Date:

(i)
releases and discharges Assignor from the observance and performance of all terms and covenants of the Agreement and all obligations and liabilities which arise or occur on or after the Transfer Date under the Agreement with respect to the Assigned Interest; and

(ii) does not release and discharge Assignor from any obligation or liability which had arisen or accrued prior to the Transfer Date or which does not relate to the Assigned Interest.

(g)	The address of Assignee for the purposes of the Agreement and the serving of notices under it shall be the address stated for Assignee in the Notice of Assignment.

(h)
The Agreement shall continue in full force and effect from and after the Transfer Date with Assignee made a party thereto to the extent of the Assigned Interest, subject to Clause 3.01(d). The Agreement is amended as necessary to give effect to the Notice of Assignment and, as so amended, is ratified and confirmed by each party.

3.02
In no event shall errors, inaccuracies or misdescriptions in a Notice of Assignment have any effect on the Third Party or the interests of Third Party in the Agreement, even if Third Party has knowledge of an error, inaccuracy or misdescription.

3.03
Assignor and Assignee shall be solely responsible for any adjustment between themselves with respect to the Assigned Interest as to revenues, benefits, costs, obligations or indemnities which accrue prior to Binding Date

ARTICLE IV

SERVICE OF NOTICES

4.01
All notices and Notices of Assignment (herein called “notices”) required or permitted by the terms of this Assignment Procedure shall be in writing, subject to the provisions of this Article. This Article applies only to notices served pursuant to this Assignment Procedure. Any notice to be given under this Assignment Procedure shall be deemed to be served properly if served in any of the following modes:

(a)
personally, by delivering the notice to the party on whom it is to be served at that party’s address for service. Personally served notices shall be deemed received by the addressee when actually delivered as aforesaid, if such delivery is during normal business hours, on any day other than a Saturday, Sunday or statutory holiday. If a notice is not delivered during normal business hours, such notice shall be deemed to have been received by such party at the commencement of the day next following the date of delivery, other than a Saturday, Sunday or statutory holiday; or

(b)
by telecopier or telex (or by any other like method by which a written and recorded message may be sent) directed to the party on whom it is to be served at that party’s address for service (however, an original executed copy of a Notice of Assignment shall subsequently be provided to all addressees without delay). A notice so served shall be deemed received by the respective addressees:

	(i)	when actually received by them, if received within the normal business hours on any day other than a Saturday, Sunday or statutory holiday; or

	(ii)	at the commencement of the next ensuing business day following transmission thereof if such notice is not received during such normal business hours; or

(c)
by mailing it first class (air mail if to or from a location outside of Canada) registered post, postage prepaid, directed to the party on whom it is to be served at that party’s address for service. Notices so served shall be deemed to be received by the addressees at noon, local time, on the earlier of the actual date of receipt or the fourth (4th) day (excluding Saturdays, Sundays and statutory holidays) following mailing. However, if postal service is interrupted or operating with unusual or imminent delay, notice shall not be served by such means during such interruption or period of delay.

4.02	The addresses for service of a notice pursuant to this Assignment Procedure shall be as set out (and amended from time to time) in the Agreement.

CAPL - 1993

(Appendix A to the 1993 CAPL ASSIGNMENT PROCEDURE)

NOTICE OF ASSIGNMENT
___________________________________
___________________________________
___________________________________
(For reference only: general land description)

WHEREAS, by agreement (“Transfer Agreement”) dated this ___ day of __________________,200_, ________________________(full name of Assignor[s]), as Assignor, transferred and conveyed effective on __day of _______________,200_, (“Transfer Date”) an interest in property as more fully described below to ___________________________(full name of Assignees [s]), as Assignee; and

WHEREAS, Assignor and one or more parties (“Third Party”) are subject to and bound by that certain _______________________ agreement dated__day of _____________,200_, made between, by or among
_____________________________________________________________________________________ as may have been amended, affecting the land or property therein described (“Master Agreement”); and

WHEREAS, in accordance with the terms and provisions of the Master Agreement, Assignor and Assignee intend to serve notice to Third Party to the Master Agreement of the transfer and conveyance as described in the Transfer Agreement

NOW, THEREFORE, THIS NOTICE OF ASSIGNMENT WITNESSES THAT in consideration of the mutual advantages to the parties hereto, notice is hereby given, as follows:

1.	Assignor (specify proportions if more than one Assignor):

2.	Assignee (specify proportions if more than one Assignee and include address for service of notice pursuant to Master Agreement):

3.	Current Third Party to Master Agreement:

4.	Assigned Interest: (Check A or B below):

_____A. Transfer Agreement covers ______% of Assignor’s entire undivided right, title and interest in the Master Agreement but shall not include rights of the Assignor as operator (“Assigned Interest”); OR

_____B. Transfer Agreement covers a portion of Assignor’s right, title and interest in the Master Agreement but shall not include rights of the Assignor as operator (“Assigned Interest”). In the event Alternative B is checked, the following is the legal description of all lands and interests transferred and conveyed in the Transfer Agreement (attach schedule if more space is needed):

5.	Subject to Clause 7 of this Notice of Assignment, Assignor and Assignee, in accordance with the terms of the Transfer Agreement, acknowledge that:

(i)	Assignor has transferred and conveyed the Assigned Interest to the Assignee as of the Transfer Date; and

(ii)	Assignee agrees to replace Assignor, on and after the Transfer Date, as a party to the Master Agreement with respect to the Assigned Interest; and

(iii)	Assignee agrees to be bound by and observe all terms, obligations and provisions in the Master Agreement with respect to the Assigned Interest on and after the Transfer Date.

6.	Subject to the terms and provisions of the Transfer Agreement, Assignee on and after the Transfer
Date:

(i)
discharges and releases the Assignor from the observance and performance of all terms and covenants in the Master Agreement and any obligations and liabilities which arise or occur under the Master Agreement with respect to the Assigned Interest, and

(ii)	does not release and discharge the Assignor from any obligation or liability which had arisen or accrued prior to the Transfer Date or which does not relate to the Assigned Interest.

7.
Assignee and Assignor agree that in all matters relating to the Master Agreement with respect to the Assigned Interest, subsequent to the Transfer Date and prior to the Binding Date, Assignor acts as trustee for and duly authorized agent of the Assignee and Assignee, for the benefit of the Third Party, ratifies, adopts and confirms all acts or omissions of the Assignor in such capacity as trustee and agent.

8.
This Notice of Assignment shall become binding on all parties to the Master Agreement on the first day of the second calendar month following the month this notice is served on Third Party in accordance with the terms of the Master Agreement (“Binding Date-). In addition, Assignor and Assignee agree that they shall be solely responsible for any adjustment between themselves with respect to the Assigned Interest as to revenues, benefits, costs, obligations or indemnities which accrue prior to the Binding Date.

9.	Assignor represents and certifies that this Notice of Assignment and its service are in compliance with all the terms and provisions of the Master Agreement.

IN WITNESS WHEREOF this Notice of Assignment has been duly executed by the Assignor and Assignee on the date indicated for each below:

Assignor	Assignee

Per:	Per:

Per:	Per:

Date:	Date: